CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers

Ministry Partners Investment Company, LLC

Brea, California

We hereby consent to the use, in the Form 10-K for Ministry Partners Investment Company, LLC and Subsidiaries for 2023, of our issued report dated March 28, 2024 relating to the consolidated financial statements of Ministry Partners Investment Company, LLC and Subsidiaries as of December 31, 2023 and 2022 and for the years then ended.

/s/ Hutchinson and Bloodgood LLP

Glendale, California

March 28, 2024